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                                                                    Exhibit 99.3

                            ACTION BY WRITTEN CONSENT
                             OF THE STOCKHOLDERS OF
                           NATIONAL AUTO CREDIT, INC.

                                 APRIL 20, 1999


         Pursuant to Section 228 of the General Corporation Law of the State of Delaware, the undersigned stockholders of National Auto Credit, Inc., a Delaware corporation (the "Corporation"), do hereby consent to the adoption of the following resolution without the formality of convening a meeting of the stockholders, for and as the actions of the Corporation, as of the date set forth above:


Appointment of Directors

         RESOLVED, that Ernest C. Garcia II and Steven Johnson are hereby elected to fill two (2) of the vacancies on the Board of Directors of the Corporation, with (i) Ernest C. Garcia II being appointed to the Class of Directors for which there is a vacancy and whose term is last to expire, and
(ii) Steven Johnson being appointed to the Class of Directors for which there is a vacancy and whose term is last to expire (after giving effect to the appointment of Mr. Garcia), and each to serve until their successors are duly elected and qualified.

General Resolutions

         RESOLVED, that this Consent may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document; and

         RESOLVED, that this Consent may be executed by facsimile and, upon such execution, shall have the same force and affect as an original.

Effective Date

         RESOLVED, that the foregoing resolutions shall be effective as of the date first above written.



                               /s/                        Date:  April 20, 1999
                               ------------------------------------------------
                               Ernest C. Garcia II
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                               /s/ Ernest C. Garcia II   Date:  April 20, 1999
                               ------------------------------------------------
                               VERDE INVESTMENTS, INC.
                               By: Ernest C. Garcia II, President



                               /s/ Ernest C. Garcia II    Date:  April 20, 1999
                               ------------------------------------------------
                               By Ernest C. Garcia II
                               Attorney-in-Fact for Sam Frankino



                               /s/ Ernest C. Garcia II    Date:  April 20, 1999
                               ------------------------------------------------
                               By Ernest C. Garcia II
                               Attorney-in-Fact for Samuel J.
                               and Connie M. Frankino
                               Charitable Foundation



                               /s/ Ernest C. Garcia II    Date:  April 20, 1999
                               ------------------------------------------------
                               By Ernest C. Garcia II
                               Attorney-in-Fact for Corrine L.
                               Dodero Trust for the Arts &
                               Sciences